Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS THIRD QUARTER EARNINGS

•	Q3 Results:

•	Revenue: $12.0 billion

•	Decrease of (8)% year over year

•	Earnings per Share: GAAP: $0.65; Non-GAAP: $0.79

•	GAAP EPS decreased (6)% year over year

•	Non-GAAP EPS increased 1% year over year

•	Q4 Guidance:

•	Revenue: (8.5)% to (11.5)% decline year over year

•	Earnings per Share: GAAP: $0.57 to $0.62; Non-GAAP: $0.72 to $0.74

SAN JOSE, Calif. — May 13, 2020 — Cisco today reported third quarter results for the period ended April 25, 2020. Cisco reported third quarter revenue of $12.0 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.8 billion or $0.65 per share, and non-GAAP net income of $3.4 billion or $0.79 per share.

“During this extraordinary time, our priority has been supporting our employees, customers, partners and communities, while positioning Cisco for the future,” said Chuck Robbins, chairman and CEO of Cisco. “The pandemic has driven organizations across the globe to digitize their operations and support remote workforces at a faster speed and greater scale than ever before. We remain focused on providing the technology and solutions our customers need to accelerate their digital organizations.”

GAAP Results

	Q3 FY 2020	Q3 FY 2019	Vs. Q3 FY 2019
Revenue	$12.0 billion	$13.0 billion	(8)%
Net Income	$2.8 billion	$3.0 billion	(9)%
Diluted Earnings per Share (EPS)	$0.65	$0.69	(6)%

Non-GAAP Results
	Q3 FY 2020	Q3 FY 2019	Vs. Q3 FY 2019
Net Income	$3.4 billion	$3.5 billion	(2)%
EPS	$0.79	$0.78	1%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

“We executed well in Q3 in a very challenging environment, delivering strong margins and non-GAAP EPS growth,” said Kelly Kramer, CFO of Cisco. “The resiliency that we have been building into our business model is paying off, with software subscriptions now at 74% of our software revenue, up 9 points year over year. We are focused on driving long-term profitable growth while delivering shareholder value.”

COVID-19 Pandemic Response

We have been focused on helping our employees, customers, partners and communities.

Employees

•	95% of our global workforce working from home.

•	Seamless transition to work from home with a long-standing flexible work policy, and we build the technologies that allow organizations to stay connected, secure and productive.

•	For the 5% who must be in the office to perform their roles, we are focused on their health and safety, and are taking all of the necessary precautions.

Customer and Partners

•	Introduced a variety of free offers and trials for our Webex and security technologies as they dramatically shifted entire workforces to be remote.

•

Announced $2.5 billion in financing with a new Business Resiliency Program through Cisco Capital to offer financial flexibility and support their business continuity. This will help customers and partners access the technology they need now, invest for recovery, and defer most of the payments until early 2021.

Communities

•	Committed nearly $300 million to date to support both global and local pandemic response efforts.

•	Providing technology and financial support for non-profits, first responders, and governments.

•	Donating personal protective equipment to hospital workers including N95 masks and face shields 3D-printed by Cisco volunteers around the world.

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q3 FY 2020 Highlights

Revenue — Total revenue was $12.0 billion, down 8%, with product revenue down 12% and service revenue up 5%. Revenue by geographic segment was: Americas down 8%, EMEA down 7%, and APJC down 9%. Product revenue was led by growth in Security, up 6%. Infrastructure Platforms was down 15% and Applications was down 5%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 64.9%, 63.7%, and 67.7%, respectively, as compared with 63.1%, 62.0%, and 66.3%, respectively, in the third quarter of fiscal 2019.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 66.6%, 65.8%, and 68.9%, respectively, as compared with 64.6%, 63.7%, and 67.3%, respectively, in the third quarter of fiscal 2019.

Total gross margins by geographic segment were: 67.8% for the Americas, 65.7% for EMEA and 63.5% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.4 billion, down 6%, and were 36.4% of revenue. Non-GAAP operating expenses were $3.8 billion, down 9%, and were 31.8% of revenue.

Operating Income — GAAP operating income was $3.4 billion, down 3%, with GAAP operating margin of 28.5%. Non-GAAP operating income was flat at $4.2 billion, with non-GAAP operating margin at 34.9%.

Provision for Income Taxes — The GAAP tax provision rate was 19.4%. The non-GAAP tax provision rate was 20.0%.

Net Income and EPS — On a GAAP basis, net income was $2.8 billion, a decrease of 9%, and EPS was $0.65, a decrease of 6%. On a non-GAAP basis, net income was $3.4 billion, a decrease of 2%, and EPS was $0.79, an increase of 1%.

Cash Flow from Operating Activities — $4.2 billion for the third quarter of fiscal 2020, a decrease of 2% compared with $4.3 billion for the third quarter of fiscal 2019.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $28.6 billion at the end of the third quarter of fiscal 2020, compared with $33.4 billion at the end of fiscal 2019.

Deferred Revenue — $18.6 billion, up 7% in total, with deferred product revenue up 17%. Deferred service revenue was up 1%.

Remaining Performance Obligations — $25.5 billion at the end of the third quarter of fiscal 2020, up 11%.

Capital Allocation — In the third quarter of fiscal 2020, we returned $2.5 billion to shareholders through share buybacks and dividends. We declared and paid a cash dividend of $0.36 per common share, or $1.5 billion, and repurchased approximately 25 million shares of common stock under our stock repurchase program at an average price of $39.71 per share for an aggregate purchase price of $981 million. The remaining authorized amount for stock repurchases under the program is $10.8 billion with no termination date.

Acquisitions

In the third quarter of fiscal 2020, we closed the acquisition of Exablaze, a privately held designer and manufacturer of advanced network devices aimed at reducing latency and improving network performance.

Guidance for Q4 FY 2020

Cisco expects to achieve the following results for the fourth quarter of fiscal 2020:

Q4 FY 2020
Revenue	(8.5)% - (11.5)% decline Y/Y
Non-GAAP gross margin rate	64% - 65%
Non-GAAP operating margin rate	31.5% - 32.5%
Non-GAAP tax provision rate	20%
Non-GAAP EPS	$0.72 - $0.74

Cisco estimates that GAAP EPS will be $0.57 to $0.62 in the fourth quarter of fiscal 2020.

A reconciliation between the Guidance for Q4 FY 2020 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q4 FY 2020” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q3 fiscal year 2020 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, May 13, 2020 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, May 13, 2020 to 4:00 p.m. Pacific Time, May 20, 2020 at 1-800-391-9847 (United States) or 1-402-220-3093 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 13, 2020. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 25, 2020	April 27, 2019	April 25, 2020	April 27, 2019
REVENUE:
Product	$8,597	$9,722	$27,146	$28,885
Service	3,386	3,236	10,001	9,591

Total revenue	11,983	12,958	37,147	38,476

COST OF SALES:
Product	3,120	3,693	9,770	11,106
Service	1,092	1,092	3,378	3,278

Total cost of sales	4,212	4,785	13,148	14,384

GROSS MARGIN	7,771	8,173	23,999	24,092
OPERATING EXPENSES:
Research and development	1,546	1,659	4,782	4,824
Sales and marketing	2,192	2,403	6,951	7,084
General and administrative	457	541	1,431	1,261
Amortization of purchased intangible assets	34	39	108	112
Restructuring and other charges	128	18	354	282

Total operating expenses	4,357	4,660	13,626	13,563

OPERATING INCOME	3,414	3,513	10,373	10,529
Interest income	218	331	733	1,003
Interest expense	(130)	(211)	(466)	(655)
Other income (loss), net	(58)	(18)	24	(10)

Interest and other income (loss), net	30	102	291	338

INCOME BEFORE PROVISION FOR INCOME TAXES	3,444	3,615	10,664	10,867
Provision for income taxes	670	571	2,086	1,452

NET INCOME	$2,774	$3,044	$8,578	$9,415

Net income per share:
Basic	$0.66	$0.70	$2.02	$2.11

Diluted	$0.65	$0.69	$2.01	$2.09

Shares used in per-share calculation:
Basic	4,230	4,370	4,239	4,468

Diluted	4,243	4,415	4,258	4,509

The Consolidated Statements of Operations include the results of the divested Service Provider Video Software Solutions (SPVSS) business for the nine months ended April 27, 2019.

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	April 25, 2020
	Three Months Ended		Nine Months Ended
				Excluding SPVSS business	Including SPVSS business

	Amount	Y/Y%	Amount	Y/Y%	Y/Y%
Revenue:
Americas	$7,116	(8)%	$22,106	(3)%	(3)%
EMEA	3,136	(7)%	9,553	(2)%	(3)%
APJC	1,730	(9)%	5,489	(6)%	(7)%

Total	$11,983	(8)%	$37,147	(3)%	(3)%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the nine months ended April 27, 2019 was $168 million.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	April 25, 2020
	Three Months Ended	Nine Months Ended
Gross Margin Percentage:
Americas	67.8%	67.1%
EMEA	65.7%	65.8%
APJC	63.5%	64.0%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	April 25, 2020
	Three Months Ended		Nine Months Ended
				Excluding SPVSS business	Including SPVSS business
	Amount	Y/Y%	Amount	Y/Y%	Y/Y%
Revenue:
Infrastructure Platforms	$6,429	(15)%	$20,496	(8)%	(8)%
Applications	1,363	(5)%	4,211	(2)%	(2)%
Security	776	6%	2,340	12%	12%
Other Products	28	(27)%	100	8%	(58)%

Total Product	8,597	(12)%	27,146	(6)%	(6)%
Services	3,386	5%	10,001	5%	4%

Total	$11,983	(8)%	$37,147	(3)%	(3)%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the nine months ended April 27, 2019 was $168 million.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 25, 2020	July 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$10,366	$11,750
Investments	18,208	21,663
Accounts receivable, net of allowance for doubtful accounts of $130 at April 25, 2020 and $136 at July 27, 2019	4,569	5,491
Inventories	1,212	1,383
Financing receivables, net	4,703	5,095
Other current assets	2,249	2,373

Total current assets	41,307	47,755
Property and equipment, net	2,535	2,789
Financing receivables, net	4,770	4,958
Goodwill	33,453	33,529
Purchased intangible assets, net	1,744	2,201
Deferred tax assets	3,909	4,065
Other assets	3,676	2,496

TOTAL ASSETS	$91,394	$97,793

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$4,506	$10,191
Accounts payable	2,393	2,059
Income taxes payable	1,047	1,149
Accrued compensation	2,940	3,221
Deferred revenue	10,710	10,668
Other current liabilities	4,341	4,424

Total current liabilities	25,937	31,712
Long-term debt	11,578	14,475
Income taxes payable	8,285	8,927
Deferred revenue	7,938	7,799
Other long-term liabilities	1,948	1,309

Total liabilities	55,686	64,222

Total equity	35,708	33,571

TOTAL LIABILITIES AND EQUITY	$91,394	$97,793

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 25, 2020	April 27, 2019
Cash flows from operating activities:
Net income	$8,578	$9,415
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,364	1,433
Share-based compensation expense	1,170	1,166
Provision (benefit) for receivables	60	32
Deferred income taxes	103	(281)
(Gains) losses on divestitures, investments and other, net	(185)	(79)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	774	1,560
Inventories	143	(1)
Financing receivables	380	(112)
Other assets	145	(736)
Accounts payable	324	52
Income taxes, net	(700)	(759)
Accrued compensation	(220)	(68)
Deferred revenue	333	421
Other liabilities	(645)	(154)

Net cash provided by operating activities	11,624	11,889

Cash flows from investing activities:
Purchases of investments	(6,880)	(1,176)
Proceeds from sales of investments	4,737	5,391
Proceeds from maturities of investments	5,708	10,797
Acquisitions and divestitures	(237)	(2,175)
Purchases of investments in privately held companies	(143)	(118)
Return of investments in privately held companies	213	127
Acquisition of property and equipment	(562)	(701)
Proceeds from sales of property and equipment	175	15
Other	(10)	(12)

Net cash provided by investing activities	3,001	12,148

Cash flows from financing activities:
Issuances of common stock	335	321
Repurchases of common stock - repurchase program	(2,659)	(16,042)
Shares repurchased for tax withholdings on vesting of restricted stock units	(519)	(601)
Short-term borrowings, original maturities of 90 days or less, net	(3,470)	1,723
Issuances of debt	—	1,530
Repayments of debt	(5,220)	(5,250)
Dividends paid	(4,491)	(4,489)
Other	(3)	51

Net cash used in financing activities	(16,027)	(22,757)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,402)	1,280
Cash, cash equivalents, and restricted cash, beginning of period	11,772	8,993

Cash, cash equivalents, and restricted cash, end of period	$10,370	$10,273

Supplemental cash flow information:
Cash paid for interest	$519	$707
Cash paid for income taxes, net	$2,683	$2,491

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	April 25, 2020	January 25, 2020	April 27, 2019
Deferred revenue:
Service	$11,423	$11,526	$11,297
Product	7,225	7,160	6,159

Total	$18,648	$18,686	$17,456

Reported as:
Current	$10,710	$10,638	$10,117
Noncurrent	7,938	8,048	7,339

Total	$18,648	$18,686	$17,456

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2020
April 25, 2020	$0.36	$1,519	25	$39.71	$981	$2,500
January 25, 2020	$0.35	$1,486	18	$46.71	$870	$2,356
October 26, 2019	$0.35	$1,486	16	$48.91	$768	$2,254
Fiscal 2019
July 27, 2019	$0.35	$1,490	82	$54.99	$4,515	$6,005
April 27, 2019	$0.35	$1,519	116	$52.14	$6,020	$7,539
January 26, 2019	$0.33	$1,470	111	$45.09	$5,016	$6,486
October 27, 2018	$0.33	$1,500	109	$46.01	$5,026	$6,526

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Nine Months Ended
	April 25, 2020	April 27, 2019	April 25, 2020	April 27, 2019
GAAP net income	$2,774	$3,044	$8,578	$9,415
Adjustments to cost of sales:
Share-based compensation expense	60	54	176	163
Amortization of acquisition-related intangible assets	154	141	454	418
Supplier component remediation charge (adjustment), net	—	—	—	(1)
Acquisition-related/divestiture costs	1	2	3	9
Legal and indemnification settlements	—	—	4	5

Total adjustments to GAAP cost of sales	215	197	637	594

Adjustments to operating expenses:
Share-based compensation expense	322	322	975	974
Amortization of acquisition-related intangible assets	34	39	108	112
Acquisition-related/divestiture costs	66	78	191	238
Legal and indemnification settlements	—	(1)	—	(396)
Significant asset impairments and restructurings	128	18	354	282

Total adjustments to GAAP operating expenses	550	456	1,628	1,210

Adjustments to GAAP interest and other income (loss), net:

(Gains) and losses on equity investments	1	(4)	(99)	(77)

Total adjustments to GAAP income before provision for income taxes	766	649	2,166	1,727

Income tax effect of non-GAAP adjustments	(172)	(160)	(547)	(554)
Significant tax matters	—	(79)	67	(387)

Total adjustments to GAAP provision for income taxes	(172)	(239)	(480)	(941)

Non-GAAP net income	$3,368	$3,454	$10,264	$10,201

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Nine Months Ended
	April 25, 2020	April 27, 2019	April 25, 2020	April 27, 2019
GAAP EPS	$0.65	$0.69	$2.01	$2.09
Adjustments to GAAP:
Share-based compensation expense	0.09	0.09	0.27	0.25
Amortization of acquisition-related intangible assets	0.04	0.04	0.13	0.12
Acquisition-related/divestiture costs	0.02	0.02	0.05	0.05
Legal and indemnification settlements	—	—	—	(0.09)
Significant asset impairments and restructurings	0.03	—	0.08	0.06
(Gains) and losses on equity investments	—	—	(0.02)	(0.02)
Income tax effect of non-GAAP adjustments	(0.04)	(0.04)	(0.13)	(0.12)
Significant tax matters	—	(0.02)	0.02	(0.09)

Non-GAAP EPS	$0.79	$0.78	$2.41	$2.26

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	April 25, 2020
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Y/Y	Net Income	Y/Y
GAAP amount	$5,477	$2,294	$7,771	$4,357	(6)%	$3,414	(3)%	$30	(71)%	$2,774	(9)%
% of revenue	63.7%	67.7%	64.9%	36.4%		28.5%		0.3%		23.1%
Adjustments to GAAP amounts:
Share-based compensation expense	23	37	60	322		382		—		382
Amortization of acquisition-related intangible assets	154	—	154	34		188		—		188
Acquisition/divestiture-related costs	—	1	1	66		67		—		67
Significant asset impairments and restructurings	—	—	—	128		128		—		128
(Gains) and losses on equity investments	—	—	—	—		—		1		1
Income tax effect/significant tax matters	—	—	—	—		—		—		(172)

Non-GAAP amount	$5,654	$2,332	$7,986	$3,807	(9)%	$4,179	—%	$31	(68)%	$3,368	(2)%

% of revenue	65.8%	68.9%	66.6%	31.8%		34.9%		0.3%		28.1%

	Three Months Ended
	April 27, 2019
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$6,029	$2,144	$8,173	$4,660	$3,513	$102	$3,044
% of revenue	62.0%	66.3%	63.1%	36.0%	27.1%	0.8%	23.5%
Adjustments to GAAP amounts:
Share-based compensation expense	22	32	54	322	376	—	376
Amortization of acquisition-related intangible assets	141	—	141	39	180	—	180
Legal and indemnification settlements	—	—	—	(1)	(1)	—	(1)
Acquisition/divestiture-related costs	1	1	2	78	80	—	80
Significant asset impairments and restructurings	—	—	—	18	18	—	18
(Gains) and losses on equity investments	—	—	—	—	—	(4)	(4)
Income tax effect/significant tax matters	—	—	—	—	—	—	(239)

Non-GAAP amount	$6,193	$2,177	$8,370	$4,204	$4,166	$98	$3,454

% of revenue	63.7%	67.3%	64.6%	32.4%	32.2%	0.8%	26.7%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Nine Months Ended
	April 25, 2020	April 27, 2019	April 25, 2020	April 27, 2019
GAAP effective tax rate	19.4%	15.8%	19.6%	13.4%
Total adjustments to GAAP provision for income taxes	0.6%	3.2%	0.4%	5.6%

Non-GAAP effective tax rate	20.0%	19.0%	20.0%	19.0%

GAAP TO NON-GAAP GUIDANCE FOR Q4 FY 2020

Q4 FY 2020	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (1)
GAAP	62% - 63%	25.5% - 26.5%	19%	$0.57 - $0.62
Estimated adjustments for:
Share-based compensation expense	0.5%	3.5%	—	$0.07 - $0.08
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.5%	2.0%	—	$0.04 - $0.05
Significant asset impairments and restructurings	—	0.5%	—	$0.01 - $0.02
Income tax effect of non-GAAP adjustments			1%

Non-GAAP	64% - 65%	31.5% - 32.5%	20%	$0.72 - $0.74

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as continued support of our employees, customers, partners and communities, while positioning Cisco for the future, global customer demand to digitize their operations and support remote workforces at a faster speeds and greater scale and our ability to provide the technology and solutions our customers need to accelerate their digital organizations, our ability to continue to build resiliency into our business model, continued growth of revenue from software subscriptions, our ability to drive long-term profitable growth while delivering shareholder value, and future responses to and effects of the COVID-19 pandemic) and the future financial performance of Cisco (including the guidance for Q4 FY 2020) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the impact of the COVID-19 pandemic; business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events; any other pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on February 18, 2020 and September 5, 2019, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 25, 2020 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Cisco divested its Service Provider Video Software Solutions business (SPVSS) during the second quarter of fiscal 2019 on October 28, 2018. This release includes, where indicated, financial measures that exclude the SPVSS business. Cisco believes that the presentation of these measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations because the SPVSS business will not be part of Cisco on a go forward basis. Cisco’s management also uses the financial measures excluding the SPVSS business in reviewing the financial results of Cisco.

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